UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

___________________________________________________________________

Date of Report (Date of earliest event reported): October 25, 2013

SPRIZA, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-185669	90-0888324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

228 Hamilton Avenue, 3rd Floor Palo Alto, CA	94301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 614-4441

Level20 Inc.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 - Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2013, Rob Danard resigned as our Secretary, Treasurer and Chief Financial Officer. Following his resignation, our board of directors appointed Christopher Robbins as our Secretary, Treasurer and Chief Financial Officer.

Also on October 25, 2013, our board of directors appointed Christopher Robbins, Russell Krywolt and Justin Sather as members of our board of directors.

Christopher Robbins. Christopher Robbins has been a Director of Anglo Swiss Resources Inc., a junior exploration company listed on the TSX Venture Exchange and on the OTCQX in the US since November of 1994. Effective June of 1999 he was also appointed as Vice President and acting Chief Financial Officer and has also fulfilled the duties of Corporate Secretary. Mr. Robbins’ responsibilities to Anglo Swiss include corporate, legal, regulatory affairs and compliance issues. As acting Chief Financial Officer he is also responsible for overseeing the Unaudited and Audited Financial Statements and the Management Discussion and Analysis preparations for review by the audit committee and liaisons with the external auditors. Chris has had a hand in many grass root ventures not restricted to the mining sector but in a variety of fields including medical, telecommunications and internet based ventures. He is currently 55 years old.

Russell Krywolt. For the past 5 years, Mr. Krywolt has started and has been running his own companies as an entrepreneur, and has also been an advisor and board member of other companies. From 2005 onward he has been the owner and President of Photaris Technology Solutions Inc., a company that provides software development, network and systems administration, consulting, and other I.T. services to multiple clients. In 2009, Mr. Krywolt founded Raptify Marketing Systems Ltd. to develop and market a social relationship marketing program he created, and was President and CEO of that company until the intellectual property and technology assets were sold in November of 2012. Also, during the past number of years, Mr. Krywolt has served as Director and CTO of IPE InvestmentPitch Enterprises Ltd. Mr. Krywolt currently does not serve on the board of any corporations whose shares are publicly traded.

Justin Sather. From 2010 to the present, Mr. Sather has been employed by Core Mulching Services. During that same period, he has served as a scout for the New York Rangers Hockey Club. From 2008 to 2010 he was a consultant for Redfall Financial Corp.

Our newly-appointed officer and directors have not had any material direct or indirect interest in any of our transactions or proposed transactions over the last two years. At this time, we do not have any written employment agreements or other formal compensation agreements with the above individuals. Compensation arrangements with our officers and directors are the subject of ongoing development and we will make appropriate additional disclosures as they are further developed and formalized.

There are no family relationships among any of our current or former directors or executive officers.

2

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2013, our board of directors and a majority of our shareholders approved an amendment to our Articles of Incorporation for the purpose of changing our name to “Spriza, Inc.” and increasing our total authorized common shares from 90,000,000 shares to 190,000,000 shares.

A copy of the Certificate of Amendment that was filed with the Nevada Secretary of State on October 28, 2013 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the name change, we have the following new CUSIP number: 85207X 109. We have submitted the required information to FINRA and have requested the symbol “SPZA” in connection with the name change. We expect approval in the coming weeks.

Section 9 – Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment, dated October 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 29, 2013	Spriza, Inc.

By: /s/ Rob Danard
Rob Danard
Chief Executive Officer

3